EXHIBIT 99.2

New York Community Bancorp, Inc. Prices Offering of $240 Million of BONUSES
Units

           WESTBURY, N.Y.--(BUSINESS WIRE)--Oct. 28, 2002--New York Community Bancorp, Inc. (Nasdaq: NYCB) (the "Company") today announced the pricing of 4,800,000 Bifurcated Option Note Unit SecuritiES(SM) (BONUSES(SM)) units at a price of $50 per unit. Each BONUSES unit consists of a trust preferred security issued by a trust formed by the Company and a warrant to purchase 1.4036 shares of common stock of the Company at an effective exercise price of $35.62 per share, representing an exercise premium of 27% over the $28.05 closing price of the Company's common stock on October 28, 2002. Each trust preferred security has a maturity of 49 years, with a coupon, or distribution rate, of 6.00%. The warrants and the preferred securities are non-callable for five years. The underwriters have a 30-day option to purchase up to 700,000 additional BONUSES units to cover over-allotments.
           Salomon Smith Barney is the sole book-running manager and joint-lead manager with Lehman Brothers Co. Managers are Bear, Stearns & Co. Inc., Keefe, Bruyette & Woods, Inc., and Sandler O'Neill & Partners, L.P. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Salomon Smith Barney.
           New York Community Bancorp, Inc. is the $10 billion holding company for New York Community Bank, and the sixth largest thrift in the nation, based on market capitalization. The Bank serves its customers through a network of 109 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metropolitan New York region, with 54 in-store branches, the Bank is the largest producer of multi-family mortgage loans for portfolio in New York City.
           This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

           Forward-looking Statements and Associated Risk Factors

           This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
           Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing, and services.
           Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516/683-4420
             Senior Vice President
             Investor Relations